UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 27, 2025

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey, 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On February 27, 2025, Tonix Pharma Limited, a wholly-owned subsidiary of Tonix Pharmaceuticals Holding Corp. (the “Company”), entered into an employment agreement with Siobhan Fogarty, the Company’s Chief Technical Officer (the “Employment Agreement”).

Pursuant to the Employment Agreement, Ms. Fogarty will receive an annual base salary of €385,000 and is eligible for an annual bonus and equity compensation. The Employment Agreement may be terminated by either party with at least 180 days prior notice. In the event the Employment Agreement is terminated by the Company, Ms. Fogarty is entitled to her base salary for the 180 notice period. The Employment Agreement contains customary terms and conditions for agreements of this type.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	10.01 104	Employment Agreement, by and between Tonix Pharma Limited and Siobhan Fogarty, dated February 27, 2025†* Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

* Denotes a management compensatory agreement or arrangement.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: March 4, 2025	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer